    As filed with the Securities and Exchange Commission on May 18, 2000

                                                     Registration No. 333-______

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   _________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                   _________

                          FAIRFIELD COMMUNITIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

      Delaware                                                  71-0390438
(State of Incorporation)                                    (I.R.S. Employer
                                                          Identification Number)

                       8669 Commodity Circle, Suite 200
                            Orlando, Florida  32819
                   (Address of Principal Executive Offices)

                          FAIRFIELD COMMUNITIES, INC.
                           2000 INCENTIVE STOCK PLAN
                           (Full Title of the Plan)

                            Marcel J. Dumeny, Esq.
                 Executive Vice President and General Counsel
                          Fairfield Communities, Inc.
                       8669 Commodity Circle, Suite 200
                            Orlando, Florida  32819
                                (407) 370-5200
           (Name, Address and Telephone Number of Agent for Service)
                                   _________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 Title of                                                                       Proposed Maximum     Proposed Maximum     Amount of
 Securities to                                                Amount To be     Offering Price per   Aggregate Offering  Registration
 Be Registered                                                Registered (1)        Share (3)           Price (3)          Fee(3)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.01 per share (2)...............   1,500,000  shares    $8.46875            $12,703,125        $3,353.63

====================================================================================================================================


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may become subject to the Fairfield Communities, Inc. 2000 Incentive Stock Plan as a result of anti-dilution provisions of the plan.
(2) Includes associated share purchase rights pursuant to a Rights Agreement adopted by the registrant.
(3) The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of the Common Stock on the Composite Tape of the New York Stock Exchange, Inc. on May 15, 2000.

================================================================================

                               EXPLANATORY NOTES

     The information called for by Part I of Form S-8 is included in the description of the Fairfield Communities, Inc. 2000 Incentive Stock Plan to be delivered to persons purchasing shares pursuant to the plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which we have filed with the Securities and Exchange Commission, are incorporated by reference, as of their respective dates, in this Form S-8:

     .   Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     .   Quarterly Report on Form 10-Q for the period ended March 31, 2000; and

     . The description of our common stock contained in our registration statements on Form 8-A (File No. 1-8096).

         In addition, all documents we file subsequently pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Our Certificate of Incorporation provides that the personal liability of our directors to us is eliminated to the maximum extent permitted by Delaware law. Our Certificate of Incorporation and Bylaws provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by Delaware law. Certain provisions of our Certificate of Incorporation protect our directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, our directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. Our Certificate of Incorporation absolves our directors of liability for negligence in the performance of their duties, including gross negligence. However, our directors remain liable for breaches of their duty of loyalty to us and our stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Our Certificate of Incorporation also does not absolve directors of liability under
Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

         Under Delaware law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified proceedings (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests. With respect to any criminal action or proceeding, the same standard of care applies, however, such person also must have no reasonable cause to believe his conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to us.

         We have also entered into indemnification agreements with our directors and officers pursuant to which we are generally obligated to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

4.1 Second Amended and Restated Certificate of Incorporation of Fairfield (previously filed as Exhibit 3.8 to Fairfield's Current Report on Form 8-K, filed by Fairfield on September 1, 1992, SEC File No. 92-22-6962, and incorporated herein by reference).

4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of Fairfield (previously filed as Exhibit 4.2 to Fairfield's Registration Statement on Form S-8, SEC File No. 333-42901, and incorporated herein by reference).

4.3 Fifth Amended and Restated By-Laws of Fairfield (previously filed as Exhibit 3(ii) to Fairfield's Current Report on Form 8-K dated May 22, 1996, SEC File No. 001-08096, and incorporated herein by reference).

4.4 Fairfield Communities, Inc. 2000 Incentive Stock Plan (filed herewith).

5.1            Opinion of Jones, Day, Reavis & Pogue (filed herewith).

23.1           Consent of Ernst & Young LLP (filed herewith).

23.2           Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

24.1           Power of Attorney (included on the signature page hereof).

Item 9.  Undertakings

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 18th day of May, 2000.

                                    FAIRFIELD COMMUNITIES, INC.

                                    By:  /s/ James G. Berk
                                       ________________________________________
                                                  James G. Berk
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James G. Berk, Robert W. Howeth and Marcel J. Dumeny, and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on May 18, 2000.


            Signature                                                         Title
            ---------                                                         -----



   /s/ James G. Berk                                         President and Chief Executive Officer; Director
---------------------------------
       James G. Berk                                                  (Principal Executive Officer)


  /s/ Robert W. Howeth                                       Executive Vice President and Chief Financial Officer
-------------------------------
      Robert W. Howeth                                                (Principal Financial Officer)


 /s/ William G. Sell                                         Vice President, Controller and Chief Accounting Officer
-------------------------------
     William G. Sell                                                   (Principal Accounting Officer)

/s/ Ernest D. Bennett, III
-------------------------------
    Ernest D. Bennett, III                                   Director

  /s/ Philip A. Clement
-------------------------------
      Philip A. Clement                                      Director

   /s/ John D. Hayes
-------------------------------
       John D. Hayes                                         Director


    /s/ Philip L. Herrington
--------------------------------
        Philip L. Herrington                                 Director

    /s/ Gerald M. Johnston
--------------------------------
        Gerald M. Johnston                                   Director

    /s/ Ilan Kaufthal
-------------------------------
        Ilan Kaufthal                                        Director

    /s/ Bryan D. Langton
-------------------------------
        Bryan D. Langton                                     Director

    /s/ William C. Scott
-------------------------------
        William C. Scott                                     Director


                               INDEX TO EXHIBITS


Exhibit No.                         Description
-----------                         ------------


4.1 Second Amended and Restated Certificate of Incorporation of Fairfield previously filed as Exhibit 3.8 to Fairfield's Current Report on Form 8-K, filed by Fairfield on September 1, 1992, SEC File No. 92-22-6962, and incorporated herein by reference).

4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of Fairfield (previously filed as Exhibit 4.2 to Fairfield's Registration Statement on Form S-8, SEC File No. 333-42901, and incorporated herein by reference).

4.3 Fifth Amended and Restated By-Laws of Fairfield (previously filed as Exhibit 3(ii) to Fairfield's Current Report on Form 8-K dated May 22, 1996, SEC File No. 001-08096, and incorporated herein by reference).

4.4 Fairfield Communities, Inc. 2000 Incentive Stock Plan (filed herewith).

5.1            Opinion of Jones, Day, Reavis & Pogue (filed herewith).

23.1           Consent of Ernst & Young LLP (filed herewith).

23.2           Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

24.1           Power of Attorney (included on the signature page hereof).